Dear Stockholder:

     We cordially invite you to attend our 1996 Annual Meeting, which will be held on Thursday, January 16, 1997, at 10:00 a.m. at the First Cash, Inc. corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas, 76011. At this meeting you will be asked to act upon the proposals as contained herein.

     Your Board of Directors recommends that you vote in favor of each of these proposals. You should read with care the attached Proxy
Statement, which contains detailed information about these proposals.

     Your vote is important, and accordingly, we urge you to complete, sign, date and return your Proxy card promptly in the enclosed postage paid envelope. The fact that you have returned your Proxy in advance will in no way affect your right to vote in person should you attend the meeting. However, by signing and returning the Proxy, you have assured representation of your shares.

     We hope that you will be able to join us on January 16.


                                    Very truly yours,




                                    Rick Powell
                                    Chairman of the Board and
                                    Chief Executive Officer








                              First Cash, Inc.
                    690 East Lamar Boulevard, Suite 400
                          Arlington, Texas  76011
                         -------------------------

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held January 16, 1997
                       ---------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of First Cash, Inc. (the "Company") will be held at the First Cash, Inc. corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m., Dallas/Fort Worth time, on Thursday, January 16, 1997, for the following purposes:

     1.  To elect three Directors;

     2. To ratify the selection of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending July 31, 1997; and

     3. To transact such other business as may properly come before the meeting.

     Common stockholders of record at the close of business on November 25, 1996, will be entitled to notice of and to vote at the meeting.

                                    By Order of the Board of Directors,



Arlington, Texas                    Rick L. Wessel
December 3, 1996                    Chief Financial Officer,
                                    Secretary and Treasurer





                             First Cash, Inc.
                  690 East Lamar Boulevard, Suite 400
                         Arlington, Texas 76011
                         ----------------------

                            PROXY STATEMENT
                    Annual Meeting of Stockholders
                    ------------------------------

     This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of First Cash, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the First Cash corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m., on Thursday, January 16, 1997, and at any adjournments thereof for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about December 3, 1996.

     The close of business on November 25, 1996, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 3,719,121 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each share of Common Stock is entitled to one vote on all questions requiring a stockholder vote at the Annual Meeting. A plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of the directors nominated in Item 1 as set forth in the accompanying Notice. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Item 2 as set forth in the accompanying Notice. Stockholders may not cumulate their votes in the election of directors. Abstentions are treated as votes against a proposal and broker non-votes have no effect on the vote.

     All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (i) TO ELECT THREE DIRECTORS, (ii) TO RATIFY THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 1997, AND (iii) TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting.

                               ANNUAL REPORT
                               -------------

     The Annual Report to Stockholders, covering the fiscal year of the Company, dated July 31, 1996, including audited financial statements, is enclosed herewith. The Annual Report to Stockholders does not form any part of the material for solicitation of proxies.

     The Company will provide, without charge, a copy of its Annual Report on Form 10-K upon written request to Rick L. Wessel, the Chief Financial Officer, Secretary and Treasurer at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011. The Company will provide exhibits to its Annual Report on Form 10-K, upon payment of the reasonable expenses incurred by the Company in furnishing such exhibits.


                                   ITEM 1
                                   ------

                          TO ELECT THREE DIRECTORS
                          ------------------------

     The Bylaws of the Company provide that the number of directors will be determined by the Board of Directors, but shall consist of at least one director and no more than 15 directors. The directors are elected by the stockholders of the Company. At each annual meeting of stockholders of the Company successors of the class of directors whose term expires at the annual meeting will be elected for a three-year term. Any director elected to fill a vacancy or newly created directorship resulting from an increase in the authorized number of directors shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. The stockholders will elect three directors for the coming year. All three nominees presently serve as directors of the Company and will be appointed for terms of three years.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed herein. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the person named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

     The Board of Directors of the Company consists of four directors divided into three classes. At each annual meeting of stockholders, one class is elected to hold office for a term of three years. Directors serving until the earlier of (i) resignation or (ii) expiration of their terms at the annual meeting of stockholders in the years indicated are as follows: 1998 - Mr. Powell; and 1996 - Messrs. Wessel, Burke and Love. There are currently no directors serving in the class up for election at the 1997 annual meeting.
All officers serve at the discretion of the Board of Directors. No family relationships exist between any director and executive officer. The Directors standing for election at the 1996 Annual Meeting are as follows:

     Rick L. Wessel has been associated with the Company since February 1992, has served as chief financial officer, secretary and treasurer of the Company since May 1992, and has served as a director since November 1992. Prior to February 1992, Mr. Wessel was employed by Price Waterhouse LLP for approximately nine years. Mr. Wessel is a certified public accountant licensed in Texas.

     Richard T. Burke has served as a director of the Company since December 1993. He is the founder and former chief executive officer and chairman, from 1974 to 1988, of United HealthCare Corporation. Mr. Burke remains a director of United HealthCare Corporation, a company engaged in the managed health care industry. From 1977 to 1987, Mr. Burke also served as chief executive officer of Physicians Health Plan of Minnesota (now MEDICA), the largest client of United HealthCare Corporation. He also currently serves as a director and vice chairman of the board of directors of Education Alternatives, Inc., a company engaged in the business of providing school management services and products to public schools. The securities of United HealthCare Corporation and Education Alternative, Inc. are registered pursuant to the Exchange Act. Mr. Burke is co-owner and chief executive officer of the Phoenix Coyotes, a professional sports franchise of the National Hockey League.

     Joe R. Love has served as a director of the Company since December 1991. Mr. Love has served as chairman and chief executive officer of Partridge Capital Corporation, a venture capital firm, since October 1976. Since July 1989, Mr. Love has served on the board of directors of Sooner Energy Corporation, a company engaged in oil and gas exploration and production. In October 1996, Mr. Love became a member of the board of directors of Western Country Clubs, Inc., a public company involved in the entertainment industry.


Director Not Standing For Election
----------------------------------

     Phillip E. Powell has served as director since March 1990, served as president from March 1990 until May 1992, and has served as chief executive officer since May 1992. Mr. Powell has been engaged in the financial services business for over 16 years. From April 1986 to February 1990, Mr. Powell was an officer and director of First Savings Bank, Arlington, Texas.

Board of Directors, Committees and Meetings
-------------------------------------------

     The Board of Directors held nine meetings during fiscal 1996. Each director attended 100% of the Board meetings during fiscal 1996. The Audit and Compensation Committees each consist of Richard T. Burke and Joe R. Love. The Audit Committee held one meeting during fiscal 1996 and the Compensation Committee held three meetings during fiscal 1996.

     Audit Committee. The Audit Committee is responsible for making recommendations to the Board of Directors concerning the selection and engagement of the Company's independent auditors and reviews the scope of the annual audit, audit fees, and results of the audit. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls, procedures for preparation of financial statements, scope of the audit, the audit plan and the independence of such accountants.

     Compensation Committee. The Compensation Committee approves the standards for salary ranges for executive, managerial and technical personnel of the Company and establishes, subject to existing employment contracts, the specific compensation and bonus plan of all corporate officers. In addition, the Compensation Committee oversees the Company's stock option plan.

     The Company has no nominating committee or any committee serving a similar function.

Directors' Fees
---------------

     For the year ended July 31, 1996, the outside directors were reimbursed for their reasonable expenses incurred for each Board and committee meeting attended. See "Compensation - Stock Options and Warrants" and "-Certain Transactions" for a discussion of options and warrants issued to directors since August 1, 1995.

Reports
-------

     To the Company's knowledge, all reports as required under Section 16 of the Exchange Act were filed on a timely basis during the fiscal year ended July 31, 1996.

Board Committees; Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------------------------

     The Board of Directors has two standing committees. The Compensation Committee reviews compensation paid to management and recommends to the Board of Directors appropriate executive compensation. The Audit Committee reviews internal controls, recommends to the Board of Directors engagement of the Company's independent certified public accountants, reviews with such accountants the plan for and results of their examination of the consolidated financial statements, and determines the independence of such accountants. Messrs. Burke and Love serve as members of each of these committees.

     THE BOARD HAS NOMINATED THE ABOVE-REFERENCED DIRECTORS FOR ELECTION BY THE STOCKHOLDERS AND RECOMMENDS A VOTE FOR SUCH ELECTION. THE ELECTION OF THESE DIRECTORS REQUIRES A PLURALITY OF THE VOTES OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE ON THE ELECTION OF DIRECTORS.


                                    ITEM 2
                                    ------

  RATIFY THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS OF THE
              COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 1997
              ------------------------------------------------

     The Board of Directors and the Audit Committee of the Board have approved engagement of Price Waterhouse LLP as independent auditors for the fiscal year ending July 31, 1997 consolidated financial statements. The Board of Directors has reviewed and will continue to review and consider competitive proposals from nationally recognized accounting firms. The Board of Directors may, irrespective of whether the shareholders ratify the appointment of Price Waterhouse LLP, appoint a different nationally recognized accounting firm to serve as the Company's independent auditor for the fiscal year ending July 31, 1997. Such determination, if any, will be made by the Board of Directors based upon many factors, including the cost, quality and type of services provided by such an accounting firm. The Board of Directors wishes to obtain from the stockholders a ratification of the Board's action in appointing Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending July 31, 1997. The engagement of Price Waterhouse LLP for audit services has been approved by both the Audit Committee of the Board of Directors and the Board itself. Representatives of Price Waterhouse LLP are expected to be present at the meeting, with the opportunity to make a statement if desired to do so. Such representatives are also expected to be available to respond to appropriate questions.

     THE BOARD HAS RECOMMENDED THE RATIFICATION OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS. SUCH RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE MAJORITY OF OUTSTANDING SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING.

                              EXECUTIVE OFFICERS
                              ------------------

     The following table lists the executive officers of the Company as of the date hereof and the capacities in which they serve.

         Name                 Age      Position
         ----                 ---      --------
         Phillip E. Powell    46       Chairman of the Board and
                                       Chief Executive Officer
         Rick L. Wessel       38       Chief Financial Officer, Secretary,
                                       Treasurer and Director
         J. Alan Barron       35       Chief Operating Officer
         Scott Williamson     38       Senior Vice President

     J. Alan Barron joined the Company in January 1994 as its chief operating officer. Prior to joining the Company, Mr. Barron spent two years as chief financial officer for a nine store privately-held pawnshop chain. Prior to his employment as chief financial officer of this privately-held pawnshop chain, Mr. Barron spent five years in the Fort Worth office of Price Waterhouse LLP. Mr. Barron is a certified public accountant licensed in Texas.

     Scott Williamson joined the Company in January 1994 as its corporate controller and in October 1994 was elected to senior vice president. Prior to joining the Company, Mr. Williamson served as the director of internal audit for the Dallas office of the Federal Deposit Insurance Corporation where he was employed since 1989. From 1985 to 1989, Mr. Williamson served as vice president and corporate audit department manager for Bright Banc Savings Association of Dallas. Mr. Williamson also spent a total of five years in public accounting firms, including two years with Ernst & Young. Mr. Williamson is a certified public accountant licensed in Texas and Oklahoma.

     Biographical information with respect to Messrs. Powell and Wessel was previously provided under "Directors".


                               STOCK OWNERSHIP
                               ---------------

     The table below sets forth information to the best of the Company's knowledge with respect to the total number of shares of the Company's Common Stock beneficially owned by each person known to the Company to beneficially own more than 5% of its Common Stock, each director and the total number of shares of the Company's Common Stock beneficially owned by all directors and officers as a group, as reported by each such person, as of November 22, 1996. On that date, there were 3,719,121 shares of voting Common Stock issued and outstanding.

                                                 Shares Beneficially
       Officers, Directors                            Owned (2)
     and 5% Stockholders (1)                    Number         Percent
     -----------------------                    ------         -------
     Phillip E. Powell(3)                      1,033,074        22.00%
     Richard T. Burke(4)                         850,000        19.68
     Joe R. Love(5)                              688,000        16.03
     Rick L. Wessel(6)                           535,959        12.61
     Springer Run Investments, L.C.(7)           483,000        11.49
     J. Alan Barron(8)                           477,833        11.40
     Mark Rothman(9)                             400,000         9.71
     Scott Williamson(10)                        227,000         5.81
     Don Sanders(11)                             224,000         5.68
     All officers and directors
      as a group (6 persons)                   3,811,866        54.01

(1) The addresses of the persons shown in the table above who are directors or 5% stockholders are as follows: Don Sanders, 3100 Texas Commerce Tower, Houston, Texas 77002; all other persons and/or entities listed, 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011.
(2) Unless otherwise noted, each person has sole voting and investment power over the shares listed opposite his name, subject to community property laws where applicable. Beneficial ownership includes both outstanding shares of Common Stock and shares of Common Stock such person has the right to acquire within 60 days of November 22, 1996, upon exercise of outstanding convertible debentures, warrants and options.
(3) Includes a warrant to purchase 200,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 200,000 shares at a price of $4.00 per share to expire in January 2001, a warrant to purchase 275,000 shares at a price of $4.625 per share to expire in January 2001, a stock option to purchase 35,000 shares at a price of $4.625 per share to expire in November 1999, a stock option to purchase 100,000 shares at a price of $4.625 per share to expire in January 2001, 34,000 shares underlying convertible debentures, and an option to purchase from Mr. Rothman a debenture convertible into 133,333 shares of common stock.
(4) Includes a warrant to purchase 200,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 250,000 shares at a price of $4.00 per share to expire in January 2001, and a warrant to purchase 150,000 shares at a price of $4.625 per share to expire in January 2001.
(5) Includes a warrant to purchase 200,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 223,000 shares at a price of $4.00 per share to expire in January 2001, a warrant to purchase 150,000 shares at a price of $4.625 per share to expire in January 2001, and 115,000 shares of common stock all of which are beneficially owned by affiliates of Mr. Love.
(6) Includes a warrant to purchase 150,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 100,000 shares at a price of $4.00 per share to expire in January 2001, a warrant to purchase 105,000 shares at a price of $4.625 per share to expire in January 2001, a stock option to purchase 10,000 shares at a price of $4.625 per share to expire in November 1999, 33,000 shares underlying convertible debentures, and an option to purchase from Mr. Rothman a debenture convertible into 133,334 shares of common stock.
(7) Includes a warrant to purchase 200,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 133,000 shares at a price of $4.00 per share to expire in January 2001, and a warrant to purchase 150,000 shares at a price of $4.625 per share to expire in January 2001 all of which are beneficially owned by affiliates of Mr. Love.
(8) Includes a warrant to purchase 150,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 50,000 shares at a price of $4.00 per share to expire in January 2001, a warrant to purchase 100,000 shares at a price of $4.625 per share to expire in January 2001, a stock option to purchase 5,000 shares at a price of $4.625 per share to expire in November 1999, 33,000 shares underlying convertible debentures, and an option to purchase from Mr. Rothman a debenture convertible into 133,333 shares of common stock.
(9)  Includes 400,000 shares underlying convertible debentures.
(10) Includes a warrant to purchase 75,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 50,000 shares at a price of $4.00 per share to expire in January 2001, a warrant to purchase 55,000 shares at a price of $4.625 per share to expire in January 2001, and a stock option to purchase 5,000 shares at a price of $4.625 per share to expire in November 1999.
(11) Includes 200,000 shares underlying convertible debentures and a warrant to purchase 24,000 shares at a price of $4.00 per share to expire in January 1999.

                                 COMPENSATION
                                 ------------
Executive Compensation
----------------------

     The following table sets forth compensation with respect to the chief executive officer and other executive officers of the Company who received total annual salary and bonus for the fiscal year ended July 31, 1996 in excess of $100,000:

                          Summary Compensation Table
                          --------------------------
                                                             Long-Term
                           Annual compensation(1)          Compensation
                           ----------------------       ---------------------
                                                       Stock         Warrants
Name and Principal   Fiscal                           Options         Issued
     Position         Year    Salary    Bonus       (Shares)(2)    (Shares)(2)
     --------         ----    ------    -----       -----------    -----------
Phillip E. Powell,
 Chairman of the      1996   $175,000  $20,000        100,000       475,000
 Board and Chief      1995    150,000        -         35,000             -
 Executive Officer    1994    150,000        -              -       200,000(3)

Rick L. Wessel,
 Chief Financial      1996   $ 95,000  $10,000              -       255,000
 Officer, Secretary   1995     85,000        -         10,000             -
 and Treasurer        1994     85,000        -              -       100,000(3)

J. Alan Barron,       1996   $ 95,000  $10,000              -       250,000
 Chief Operating      1995     80,000        -          5,000             -
 Officer              1994     80,000        -              -        50,000(3)

(1) Does not include certain perquisites and other benefits; however, the Company has concluded that the aggregate amount of such personal benefits and other compensation is less than 10% of such executive officer's annual salary.
(2) See "- Employment Agreements" and "- Stock Options and Warrants" for a discussion of the terms of long-term compensation awards.
(3) This warrant was extended in fiscal 1996 until January 2001, and is not reflected in the warrants issued in fiscal 1996.

Employment Agreements
---------------------

     Mr. Powell has entered into an employment agreement with the Company through fiscal 2000 which provides for: (i) a fiscal 1996 annual base salary of $175,000; (ii) the right to receive incentive compensation of two percent of income before bonuses and taxes in excess of 10% of the average equity during each fiscal year, or lesser period during which Mr. Powell is employed;
(iii) a lump-sum payment equal to the greater of one-year base salary or the remaining base salary that would have been paid in the initial term of employment in the event of constructive termination of employment; and (iv) a warrant to purchase 200,000 shares of Common Stock at an exercise price of $4.00 per share, which in the event of a change of control or constructive termination, Mr. Powell could cause the Company to repurchase at a price equal to the difference between the exercise price and the exchange, sale or tender offer price, or the closing bid price, whichever is applicable, depending upon the triggering event. These warrants, and the underlying shares, have piggyback registration rights. The Company has agreed to pay all expenses in connection with such piggyback registration rights, except underwriting discounts and commissions and Mr. Powell's legal fees. In the event Mr. Powell voluntarily resigns or is removed for cause, the unexercised portion of the warrant automatically becomes forfeited. This agreement contains provisions which automatically extend the agreement for one year periods unless earlier terminated.

     Mr. Wessel has a one-year employment agreement with the Company, substantially identical to the employment agreement described above, except that the base salary is $95,000, Mr. Wessel is not entitled to receive incentive compensation, and a warrant to purchase 100,000 shares of Common Stock at an exercise price of $4.00 per share. The initial term of this employment agreement expired on July 31, 1994; however, the agreement contains provisions which automatically extend the agreement for one year periods unless earlier terminated.

Stock Options and Warrants
--------------------------

     The following table shows stock options and warrant grants made to named executive officers during fiscal 1996:


                Individual Grants of Stock Options and Warrant Grants Made in Fiscal 1996
                -------------------------------------------------------------------------
                                                                                       Potential Realizable
                             Percentage               Percentage                                    Value at
                              of Total                 of Total                                  Assumed Annual
                              Options                  Warrants                                  Rates of Stock
                   Options   Granted to     Warrants  Granted to    Exercise                   Price Appreciation
                   Granted  Employees in    Granted  Employees in     Price     Expiration        for Option and
     Name          (Shares)  Fiscal 1996  (Shares)(1) Fiscal 1996  (Per Share)     Date          Warrant Terms (2)
     ----          --------  -----------  ----------- -----------  -----------     ----          -----------------
                                                                                                    5%       10%
                                                                                                  -----     -----
Phillip E. Powell  100,000(3)    85%        275,000       14%         $4.625     Jan. 2001       $150,000 $643,688
                         -        -         200,000       11          15.00      July 2000              -        -
Rick L. Wessel           -        -         105,000        5           4.625     Jan. 2001         42,000  180,233
                         -        -         150,000        8          15.00      July 2000              -        -
J. Alan Barron           -        -         100,000        5           4.625     Jan. 2001         40,000  171,650
                         -        -         150,000        8          15.00      July 2000              -        -



(1) Excludes term extensions effected in fiscal 1996 for warrants issued in fiscal 1994. See "-Executive Compensation."
(2) The actual value, if any, will depend upon the excess of the stock price over the exercise price on the date of exercise, so that there is no assurance the value realized will be at or near the present value.
(3)  Expires in January 2001 and is exercisable at $4.625 per share.


                              July 31, 1996 Stock Option and Warrant Values
                              ---------------------------------------------
                                       Number of Unexercised         Value of Unexercised
                                    Stock Options and Warrants          In-The-Money
                   Shares                at July 31, 1996       Stock Options and Warrants
                Acquired on   Value           (Shares)                July 31 , 1996 (l)
      Name        Exercise  Realized  Exercisable  Unexercisable  Exercisable Unexercisable
      ----        --------  --------  -----------  -------------  ----------- -------------
Phillip E. Powell     -         -       810,000(2)       -          $201,250         -
Rick L. Wessel        -         -       365,000(3)       -            89,375         -
J. Alan Barron        -         -       305,000(4)       -            50,625         -



(1) Computed based upon the differences between aggregate fair market value and aggregate exercise price.
(2) Includes warrants to purchase 675,000 shares at prices ranging from $4.00 to $15.00 per share and options to purchase 135,000 shares at $4.625 per share.
(3) Includes warrants to purchase 355,000 shares at prices ranging from $4.00 to $15.00 per share and options to purchase 10,000 shares at $4.625 per share.
(4) Includes warrants to purchase 300,000 shares at prices ranging from $4.00 to $15.00 per share and options to purchase 5,000 shares at $4.625 per share.

     Warrants held by other directors: On November 22, 1996, other directors held warrants to purchase 1,173,000 shares at prices ranging from $4.00 to $15.00 per share, extending to January 2001.

     Warrants held by employees: On November 22, 1996, other employees and third parties own warrants and options to purchase an aggregate of 781,037 shares at prices ranging from $4.00 to $15.00 per share, extending to January 2001.

     The Company has not established, nor does it provide for, long-term incentive plans or defined benefit or actuarial plans. The Company does not grant any stock appreciation rights.

Certain Transactions
--------------------

     In May 1996, the Company acquired from Mr. Rothman substantially all the assets of three stores in Baltimore, Maryland. The total purchase price was $2,400,000. The purchase price of the transaction was determined based upon the volume of annual loan and sales transactions, outstanding loan balances, inventory on hand, and location and condition of the facilities.

     In fiscal 1996, the Company issued to Mr. Jon Burke, the brother of Richard T. Burke, a five year warrant to purchase 50,000 shares of the Company's Common Stock at an exercise price of $4.625 per share for consulting services. In August 1996, the Company entered into a management agreement to operate and manage pawnshops for JB Pawn, Inc., a Texas corporation. JB Pawn, Inc. will own and provide 100% of the financing for the pawnshops, and will incur all direct costs to operate the pawnshops, including but not limited to payroll, store operating expenses, cost of inventory, and pawn loans. The Company will receive a monthly management fee for each store managed, and will provide computer support, accounting, auditing, oversight and management of these stores. JB Pawn, Inc. is 100% owned and controlled by Mr. Jon Burke.
In the event that JB Pawn, Inc. receives an offer to purchase any of its pawnshops, the Company shall have a first right of refusal to match such offer.

     In October 1995, the Company paid Mr. Love $75,000 in fees for consulting services rendered in connection with certain acquisitions. In fiscal 1996, the Company issued to affiliates of Mr. Love a warrant to purchase (i) 200,000 shares at a price of $15.00 per share expiring in July 2000, and (ii) 125,000 shares at a price of $4.625 per share expiring in January 2001. In addition, the Company extended warrants issued in fiscal 1994 to purchase 223,000 shares at $4.00 per share until January 2001 and warrants issued in fiscal 1995 to purchase 25,000 shares at $4.625 per share until January 2001. In fiscal 1996, the Company issued Mr. Richard T. Burke warrants to purchase (i) 200,000 shares at a price of $15.00 per share expiring in July 2000, and (ii) 125,000 shares at a price of $4.625 per share expiring in January 2001. In addition, the Company extended warrants issued in fiscal 1994 to purchase 250,000 shares at $4.00 per share until January 2001 and warrants issued in fiscal 1995 to purchase 25,000 shares at $4.625 per share until January 2001. In fiscal 1996, Mr. Williamson was issued a five year warrant to purchase 75,000 shares at $15.00 per share and a five year warrant to purchase 55,000 shares at $4.625 per share.

     In April 1991, the Company adopted a policy prohibiting transactions with its officers, directors or affiliates, unless approved by a majority of the disinterested directors and on terms no less favorable to the Company than could be obtained from an independent third party. The Company believes that all prior related party transactions were on terms as favorable as could be obtained from independent third parties.

Report of the Compensation Committee
------------------------------------

     The Company's executive compensation is supervised by the Compensation Committee of the Board of Directors. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

     The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the pawnshop industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation Committee will exercise its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it.

     In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options and warrants.

Base Salary

     Base salary levels for the Company's executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within the pawn shop industry or other companies of comparable size, taking into consideration the position's complexity, responsibility and need for special expertise. In reviewing salaries in individual cases the Compensation Committee also takes into account individual experience and performance.

Annual Incentive Compensation

     The Compensation Committee has historically structured employment arrangements with incentive compensation. Payment of bonuses has generally depended upon the Company's achievement of pre-tax income targets established at the beginning of each fiscal year or other significant corporate objectives. Individual performance is also considered in determining bonuses.

Long-Term Incentive Compensation

     The Company provides long-term incentive compensation through its stock option plan and the issuance of warrants, which is described elsewhere in this proxy statement. The number of shares covered by any grant is generally determined by the then current stock price, subject in certain circumstances, to vesting requirements. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

Chief Executive Officer Compensation

     Mr. Powell was elected to the position of chief executive officer in May 1992. Upon his becoming chief executive officer, Mr. Powell's annual base salary was increased to $150,000 pursuant to his employment agreement described herein. Mr. Powell's salary was increased from $150,000 to $175,000 in fiscal 1996. Mr. Powell received bonus compensation and warrant and option issuances based upon the overall performance of the Company in fiscal 1996.

     The overall goal of the Compensation Committee is to insure that compensation policies are established that are consistent with the Company's strategic business objectives and that provide incentives for the attainment of those objectives. This is effected in the context of a compensation program that includes base pay, annual incentive compensation and stock ownership.

                                         Compensation Committee:
                                          Richard T. Burke
                                          Joe R. Love


Stock Price Performance Graph
-----------------------------

     The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Common Stock of the Company for the five year period ending July 31, 1996, with the cumulative total return on the Nasdaq Composite Index and a peer group index over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the peer group). The peer group selected by the Company includes the Company, Cash America International, Inc., EZCORP, Inc., and U.S. Pawn, Inc.

               First Cash, Inc.       Peer Group        Nasdaq Composite
               ----------------       ----------        ----------------
July 31, 1991      100.00               100.00               100.00
July 31, 1992      154.55               105.47               117.30
July 31, 1993      103.03                76.75               142.72
July 31, 1994      100.00                88.40               146.02
July 31, 1995       84.85                93.23               205.69
July 31, 1996      115.15               130.95               228.65

                                OTHER MATTERS
                                -------------

     Management is not aware of any other matters to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

                            COST OF SOLICITATION
                            --------------------

     The Company will bear the costs of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries of the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

                            STOCKHOLDER PROPOSALS
                            ---------------------

     Proposals by stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than August 16, 1997.

                                        By Order of the Board of Directors,


                                        Rick L. Wessel
Arlington, Texas                        Chief Financial Officer,
December 3, 1996                        Secretary and Treasurer




REVOCABLE PROXY
---------------

                              FIRST CASH, INC.
                     ANNUAL MEETING OF STOCKHOLDERS
                             January 16, 1997
                            ------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST CASH, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.
------------------------------------------------------------------------------

The undersigned stockholder of First Cash, Inc. (the "Company") hereby appoints Rick Powell and Rick L. Wessel the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of First Cash, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of First Cash, Inc. to be held at the First Cash, Inc. corporate offices located at 690 East Lamar Blvd., Suite 400, Arlington, Texas on Thursday, January 16, 1997 at 10:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would posses if personally present, for the following purposes. Please indicate for, withhold, against, or abstain with respect to each of the following matters:

                                                              For    Withhold
                                                              ---    --------
1.  Approval of the election of the following three
     directors (the Board of Directors recommends a
     vote FOR)
                                    Richard T. Burke         [   ]    [   ]
                                    Joe R. Love              [   ]    [   ]
                                    Rick L. Wessel           [   ]    [   ]


                                                          For  Against Abstain
                                                          ---  ------- -------
2.  Ratification of the selection of Price Waterhouse
     LLP as independent auditors of the Company for
     the fiscal year ending July 31, 1997 (the Board
     of Directors recommends a vote FOR)                 [   ]  [   ]  [   ]

3.  Other Matters:
     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy will be voted for the choices specified. If no choice is specified for Item 1 this Proxy will be voted FOR this item. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated December 3, 1996 as well as the Annual Report for the fiscal year ended July 31, 1996.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


DATED:
      ------------------------   --------------------------------------------
                                 (Signature)


                                 --------------------------------------------
                                 (Signature if jointly held)


                                 --------------------------------------------
                                 (Printed Name)

                                 Please sign exactly as name appears on stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.